REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement ("Agreement") is made this 1st day of October, 2004 by and between Ringsport Ltd , a British Virgin Islands corporation, whose principal place of business is located at PO 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands (hereinafter "Lender") and Thomas Gramuglia and Michelex Corporation a Utah corporation, whose principle place of business is located at 63 Trade Road, Massena New York 13662 (hereinafter "Borrower") and the undersigned guarantors, who are officers and directors of Borrower (collectively, the "Guarantors")

WITNESSETH:

Whereas Borrower desires to create a line of credit facility for the utilization of the creation of working capital for the operation of the Borrowers business, and

Whereas, the Guarantors are entitled to approximately ten million fully registered and without Rule 144 legended shares of the Company's common stock based on past due compensation, past due debts and rights obtained under the Borrower's employee stock option plan (collectively referred to as the "Benefits"), and

Whereas, the Lender is willing to provide a line of credit facility to the Borrower and to use the Benefits of the Guarantors as collateral to guarantee the repayment of the same,

NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the following is agreed

1. Loan At the special instance and request of Borrower, Lender has agreed to a loan to

Borrower as follows.

(a) Amount. Up to One Million United States of America Dollars ($1,000,000)

(b) Term: For a period of one year, beginning on the date of complete execution of this document by all parties hereto.

(c) Interest. At prime plus one percent with principal and interest payable on demand to the Lender with full recourse from the parties hereto for the failure to make re-payment hereunder.

(d) Operation of Line of Credit: This loan shall operate as a line of credit wherein the Borrower shall place a written request for funding to the Lender and the Lender shall provide funding to Borrower provided there is no event of default or insecurity in effect at the time of the request Borrower and the Guarantors shall irrevocably place access to the Collateral (as defined below) with the Escrow Agent to satisfy any default or insecurity of the Lender However, Lender acknowledges that by executing this document it hereby grants a proxy to the Guarantors to vote all of the Collateral shares as well as any additional shares that may need to be issued hereunder and that Lender shall have no right to gain an officer or director position with the Borrower

2 Collateral Borrower has assigned to Lender all right, title and interest in all banking and brokerage accounts and stock holdings of the Borrower and the Guarantors have assigned all of their Benefits to Lender (collectively the "Collateral") and it is agreed that Borrower shall execute such documents as Lender may request from time to time as are necessary to adequately protect and reimburse Lender in connection with the loan referred to herein The Collateral and all documents necessary to allow an escrow agent to hold the Collateral and convert the same to

cash, marketable securities or any other thing of value for the re-payment of the debt created herein, shall be transferred to the escrow agent In addition, a copy of this document shall be further evidence that the escrow agent, which shall be the Law Offices of Michael L Corrigan, shall have such other requisite powers and authority to execute any documents necessary to permit the satisfaction of any and all debts outstanding hereunder The parties shall execute any and all documents, including any amendments to this agreement, as requested by the escrow agent

3 Lender Protection This Agreement represents a demand loan and shall be immediately paid to the Lender upon the Lender's oral or written demand of repayment of the same

4 Lender's/Borrower's Reliance This Agreement contains all representations made by each party and no representations have been relied upon other than what is contained in this Agreement

5 Return of Collateral Upon the payment to Lender of all amounts due and owing under this Agreement and all documents executed related to this loan, Lender shall execute those documents necessary to release its rights created in the Collateral

6 Modification of Agreement, Compromise of Claim Lender may: (a) continue, renew, extend, enlarge, modify or otherwise change or alter any obligation of Lender assumed under this Agreement, and (b) pursue, settle or compromise any claims, suits, judgments, charges, causes of

action or damages on any matters referred in this Agreement, any agreement executed simultaneously herewith or hereafter, or any agreement executed by Borrower, under the belief that Lender was liable, whether or not it was liable, under the belief the same was necessary, whether necessary or not, and such action shall conclusively bind Borrower and Guarantors, (c) Any amendment to this Agreement must be in writing and signed by each party

7 Penalty For each payment of the loan under this Agreement which has not been timely repaid to Lender by Borrower, the Borrower shall be assessed a penalty in the amount of one percent of the then outstanding amount of the loan for the costs of administration of a delinquent loan, however, said penalty shall not be applicable if it would be deemed a payment of interest that would make this Agreement usurious In the event Lender expends any monies pursuant to any litigation arising from this Agreement, Borrower shall be responsible for the repayment of said amounts of payments made by Lender in addition to the maximum rate of interest permitted to be charged by law and all costs associated with making any payments including all attorneys fees, costs and expenses associated with such action

8 Terms of Loan Lender shall make a loan to Borrower up to the maximum amount specified in paragraph number one of this Agreement and all amounts of interest and principal shall be repaid to Lender within the time period specified in this Agreement or the sale of any of the Collateral by the Borrower to satisfy all amounts due and outstanding, whichever shall first occur

9 Security Agreement Borrower agrees that this Agreement shall operate as a security

agreement and that the Borrower agrees to execute any further security agreement and uniform commercial code financing statements, as requested by Lender, to be filed in the County and State where Borrower is located The failure of Lender to list all Collateral in a security agreement or financing statement shall not be deemed a waiver of Lender's right, title and/or interest in any assets of Borrower Borrower may not transfer any asset without first obtaining the express written consent of Lender

10 Incorporation of other Agreements Simultaneously with the execution of this Agreement and subsequent to the execution of this Agreement, additional legal documents, such as another security agreement, may be or have been executed with regards to this Lender transaction The terms of all of said documents are incorporated herein In the event of any contradiction or ambiguity between the various documents, the terms of this document shall prevail 11

Governing Law and Dispute Resolution This Agreement shall be governed by the laws of the state of New York and in the event of any dispute, venue shall only take place in New York City and the parties to this Agreement hereby agree that arbitration pursuant to the rules of the American Arbitration Association shall be the exclusive dispute resolution mechanism

12 Non-Coercion This Agreement and all agreements executed simultaneously herewith have been made and executed without any coercion on the part of Lender and solely based on the matters set forth in writing Borrower has been given a full and fair opportunity to review all documents associated with this transaction, both individually and with the assistance of legal counsel, and Borrower fully understands the terms, conditions and meaning of each document executed with regards to this transaction

13. Indemnification Borrower hereby covenants and agrees to indemnify, defend and hold harmless Lender and its officers, directors, employees and agents from and against any and all claims, damages, liabilities, costs and expenses (including without limitation, the fees and out-of-pocket expenses of counsel) which may be incurred by or asserted against Lender or any such other individual or entity in connection with any investigation, action or proceeding arising out of or in any way relating to this Agreement or documents arising from this Lender transaction

14. Counterparts and Facsimile Signatures This Agreement may be executed in counterparts and a facsimile copy of any signature shall have the same effect as an original

This Agreement has been duly executed as of the day and year specified at the beginning hereof

Borrower:
Michelex Corporation

By: ______________________

Its. President

____
Officer

____
Officer

____
Guarantor

Escrow Agent:
Law Offices of Michael L. Corrigan